UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 29, 2026

Date of Report (Date of earliest event reported)

STREAMEX CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38659	26-4333375
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

165 Lincoln Ave FL 2

Winter Park, Florida 32789

(Address of principal executive offices) (Zip Code)

(203) 409-5444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	STEX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2026, Shawn Matthews notified the Board of Directors (the “Board”) of Streamex Corp. (the “Company”) of his resignation from the Board and all committees thereto, effective as of the same date. Mr. Matthews’ resignation from the Board was not in connection with any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with the vacancy on the Board arising from Mr. Matthews’ departure, the Company has identified a potential qualified candidate who may be nominated to fill such vacancy prior to the end of the fiscal year ending December 31, 2026. Any such appointment remains subject to, among other things (i) the candidate’s willingness and availability to serve, (ii) formal nomination and approval by the Board and any applicable committees thereof, and (iii) satisfaction of all governance, regulatory, and eligibility requirements. No assurance can be given that such candidate will ultimately be nominated, approved, or seated on the Board, and the Company reserves the right to pursue alternative candidates or to leave the vacancy unfilled in its discretion should the circumstances so warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2026	STREAMEX CORP.

	By:	/s/ Karl Henry McPhie
	Name:	Karl Henry McPhie
	Title:	Chief Executive Officer